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                                                                     EXHIBIT 5.1

February 26, 2001


Board of Directors
Cysive, Inc.
10780 Parkridge Boulevard
Suite 400
Reston, Virginia 20191

        Re: Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (the "Plan") Registration Statement on Form S-8

Gentlemen:

               I am the General Counsel of Cysive, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 114,316 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable under the Plan.

               In my capacity as General Counsel of the Company, I have examined and am familiar with (i) the Registration Statement; (ii) the Plan; (iii) the Certificate of Incorporation, as amended (the "Certificate of Incorporation") and the Bylaws of the Company, each as amended to date; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares pursuant to the Plan and certain related matters; and (v) such agreements, certificates of public officials, certificates of officers or representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and have been issued and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this opinion and consent, I do not admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ Joseph M. Boyle

                                                   Joseph M. Boyle
                                                   General Counsel